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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Stockholders of Legato Systems, Inc., which is incorporated by reference in Legato Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP


San Jose, California
May 14, 2001